AGREEMENT FOR THE PURCHASE OF COMMON STOCK

THIS COMMON STOCK PURCHASE AGREEMENT,  (this “Agreement”) made this 6th  day of June 2008, between South Beach Live, Inc., a Florida corporation (“Seller”), and Gulf Onshore, Inc., a Nevada corporation (“Buyer”), setting forth the terms and conditions upon which Seller will sell 100,000 shares of Curado Energy Resources, Inc. (“Curado”) common stock (the “Shares”), owned by it, free and clear and absent lien or other encumbrance, to Buyer.

In consideration of the mutual promises, covenants, and representations contained herein, THE PARTIES HERETO AGREE AS FOLLOWS:

WITNESSETH:

WHEREAS, the Seller is the owner of Shares, free and clear and absent any encumbrance, and has agreed to sell the Shares to Buyer and Buyer has agreed to buy the Shares.

WHEREAS, the Shares constitute 100% of the issued and outstanding shares of Curado, and there are no rights, options, warrants or other interests permitting any person to acquire any other shares of Curado.

NOW THEREFORE, in consideration of the mutual promises, covenants and representations contained herein, the parties herewith agree as follows:

ARTICLE I
SALE OF SECURITIES - NOTES & OBLIGATIONS

1.01           Subject to the terms and conditions of this Agreement the Seller agrees to sell the Shares and the Buyer agrees to buy the Shares for a total of $250,000.00 (USD) (the “Purchase Price”).  This is a private transaction between the Seller and Buyer.

1.02           At closing, which shall occur at a time and place mutually convenient to Seller and Buyer, but in no event later than July 7, 2008, Buyer shall deliver to Seller an executed copy of a Convertible Promissory Note in the principal amount of $250,000.000 (USD), in the form attached hereto.

ARTICLE II
REPRESENTATIONS AND WARRANTIES

The Sellers hereby represent and warrant to the Buyer the following:

2.01           Organization.   Curado is a Texas corporation duly organized, validly existing, and in good standing under the laws of that state, has all necessary corporate powers to own properties and carry on a business, and is duly qualified to do business and is in good standing in the state of Texas  and elsewhere.  All actions taken by the incorporators, directors and/or shareholders of Curado have been valid and in accordance with the laws of the state of Texas and the Federal Securities Laws.

2.02           Capital.   The authorized capital stock of Curado consists of 1,000,000 shares of Common Stock, $.001 par value, of which 100,000 shares are issued and outstanding.  The Shares comprise 100% of the total number of issued and outstanding shares.  All outstanding shares are fully paid and non-assessable, free of liens, encumbrances, options, restrictions and legal or equitable rights of others not a party to this Agreement.  At the Closing, there will be no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating Curado issue or to transfer from treasury any additional shares of its capital stock.  None of the outstanding shares of Curado are subject to any stock restriction agreements.

2.03           Financial Statements.  Curado financial statements are, to the best of Seller’s belief, accurate and complete.

2.04           Absence of Changes.  Since January 1, 2008, there has been no change in the financial condition or operations of Curado except changes in the ordinary course of business, which changes have not in the aggregate been materially adverse.

2.05    Filings with Government Agencies.  Curado has made all required filings with any Government agency, including the Texas Railroad Commission.

2.06           Liabilities.  It is understood and agreed that the purchase of the Shares is predicated  on the accuracy and completeness of Curado’s disclosure of its liabilities.  To the best of Seller’s knowledge, there is no dispute of any kind between Curado and any third party, and no such dispute will exist at the Closing of this transaction.

2.07           Tax Returns.  To the best of Seller’s knowledge, Curado has made all necessary filings of federal or state income tax returns and has not incurred any liability to any taxing organization.

2.08           Ability to Carry Out Obligations.  The Sellers have the right, power, and authority to enter into, and perform their obligations under this Agreement.  The execution and delivery of this Agreement by the Sellers and the performance by the Sellers of their obligations hereunder will not cause, constitute, or conflict with or result in (a) any breach or violation or any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, bylaw, or other agreement or instrument to which Seller is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would cause Seller (and/or assigns) to be liable to any party, or (c) an event that would result in the creation or imposition of any lien, charge, or encumbrance on any asset of Seller or upon the shares of the Company to be acquired by the Buyer.

2.09           Compliance with Laws.  Seller has complied, to the best of its knowledge, in all material respects, with, and is not in violation of any, federal, state, or local statute, law, and/or regulation pertaining.  To the best of its knowledge, Seller has complied with all federal and state securities laws in connection with the offer, sale and distribution of its securities.  At the time that Curado sold shares to the Seller, it was entitled to use the exemptions provided by the Securities Act of 1933 relative to the sale of its shares.  The shares being sold herein are being sold in a private transaction between the Seller and the Buyer, and the Buyer makes no representation as to whether the Shares are subject to trading restrictions under the Securities Act of 1933, as amended and rules thereunder.

2.10           Litigation.  Seller is not (and has not been) a party to any suit, action, arbitration, or legal administrative, or other proceeding, or pending governmental investigation. To the best knowledge of the Seller, there is no basis for any such action or proceeding and no such action or proceeding is threatened against Seller.  Seller is not a party to or in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality.

2.11           Conduct of Business.    Prior to the Closing, Curado shall conduct its business in the normal course, and shall not (without the prior written approval of Buyer) (i) sell, pledge, or assign any assets, (ii) amend its Certificate of Incorporation or Bylaws, (iii) declare dividends, redeem or sell stock or other securities (iv) incur any liabilities, except in the normal course of business, (v) acquire or dispose of any assets, enter into any contract, guarantee obligations of any third party, or (vi) enter into any other transaction.

2.12           Title.   Seller has good and marketable title to the Shares.  The Shares will be, at the Closing, free and clear of all liens, security interests, pledges, charges, claims, encumbrances and restrictions of any kind, except for restrictions on transfer imposed by federal and state securities laws.  None of the shares are or will be subject to any voting trust or agreement.  No person holds or has the right to receive any proxy or similar instrument with respect to such shares.  Except as provided in this Agreement, Seller is not party to any agreement which offers or grants to any person the right to purchase or acquire any of the Shares. There is no applicable local, state or federal law, rule, regulation, or decree which would, as a result of the purchase of the shares by Seller (and/or assigns) impair, restrict or delay voting rights with respect to the Shares.

2.13    Transfer of Shares.  The Seller shall deliver certificate(s) representing the Shares being purchased, along with the proper Stock Powers to the Buyer at closing.  The Buyer will have the responsibility of sending the certificates, along with stock powers to the Transfer Agent for the Company to have the certificates changed into their respective names and denominations and the Buyer shall be responsible for all costs involved in such changes and in mailing new certificates to all shareholders.

2.14           Representations.  All representations shall be true as of the Closing and all such representations shall survive the Closing.

ARTICLE III
CLOSING

3.01           Closing for the Purchase of Common Stock.  The Closing (the “Closing”) of this transaction for the Shares of Common Stock being purchased will occur when all of the documents and consideration described herein have been delivered.  Unless the Closing of this transaction takes place on or before July 7, 2008, then either party may terminate this Agreement.

This Agreement can be terminated in the event of any material breach by either party.

3.02           Documents and Payments to be Delivered at Closing of the Common Stock Purchase.  As part of the Closing of the Common Stock purchase, the following documents, in form reasonably acceptable to counsel to the parties, shall be delivered:

(a)           By the Sellers:

(i)           stock certificate or certificates, along with Medallion Guaranteed stock powers, representing  the Shares, endorsed in favor of the name or names as designated by Buyer or left blank;

(ii)           the appointment of __________  as the Company’s President, Secretary and Treasurer and the resignation of all officers of Curado.

(iii)           the appointment of __________ as directors of Curado and the resignation of all its current directors;

(iv)           true and correct copies of all of the business and corporate records of  Curado, including but not limited to correspondence files, bank statements, checkbooks, savings account books, minutes of shareholder and directors meetings or consents, financial statements, shareholder listings, stock transfer records, agreements and contracts; and

(v)           such other documents of Curado as may be reasonably required by Buyer, if available to Seller.

(b)           By Buyer:

(i)           The Promissory Note, in the form attached hereto.

ARTICLE IV
REMEDIES

4.01           Arbitration.   Any controversy of claim arising out of, or relating to, this Agreement, or the making, performance, or interpretation thereof, shall be settled by arbitration in Dallas, Texas in accordance with the Rules of the American Arbitration Association then existing, and judgment on the arbitration award may be entered in any court having jurisdiction over the subject matter of the controversy.

4.02           Termination.  In addition to any other remedies, the Buyer may terminate this Agreement, if at the Closing, the Seller has failed to comply in all material respects with all material terms of this Agreement, have failed to supply any documents required by this Agreement unless they do not exist, or have failed to disclose any material facts which could have a substantial effect on any part of this transaction.

4.03           Indemnification.  From and after the closing, the Seller, jointly and severally, agree to indemnify Buyer against all actual losses, damages and expenses caused by (i) any material breach of this Agreement by them or any material misrepresentation of the Seller contained herein, or (ii) any misstatement of a material fact or omission to state a material fact required to be stated herein or necessary to make the statements herein not misleading.

4.04           Indemnification Non-Exclusive    The foregoing indemnification provision is the in addition to, and not derogation of any statutory, equitable or common law remedy any party may have for breach of representation, warranty, covenant or agreement.

ARTICLE V
MISCELLANEOUS

5.01           Captions and Headings.  The article and paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

5.02           No Oral Change.  This Agreement and any provision hereof, may not be waived, changed, modified, or discharged, orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

5.03           Non Waiver.  Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other or subsequent breach.

5.04           Time of Essence.  Time is of the essence of this Agreement and of each and every provision hereof.

5.05           Entire Agreement.  This Agreement, including any and all attachments hereto, if any, contain the entire Agreement and understanding between the parties hereto, and supersede all prior agreements and understandings.

5.06           Significant Changes   The Seller understand that significant changes may be made in the capitalization and/or stock ownership of Curado, which changes could involve a reverse stock split and/or the issuance of additional shares, thus possibly having a dramatic negative effect on the percentage of ownership and/or number of shares owned by present shareholders of Curado.

5.07           Counterparts.  This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Facsimile signatures will be acceptable to all parties.

5.08           Notices.  All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, or on the second day if faxed, and properly addressed or faxed as follows:

If to the Seller:

South Beach Live, Inc.

If to Buyer:

Dean Elliot
Gulf Onshore, Inc.
15851 Dallas Parkway, Suite 190
Addison Texas 75001

5.09           Binding Effect.     This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement.

5.10           Effect of Closing.   All representations, warranties, covenants, and agreements of the parties contained in this Agreement, or in any instrument, certificate, opinion, or other writing provided for in it, shall be true and correct as of the closing and shall survive the Closing of this Agreement.

5.11           Mutual Cooperation.    The parties hereto shall cooperate with each other to achieve the purpose of this Agreement, and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein.

In witness whereof, this Agreement has been duly executed by the parties hereto as of the date first above written.

SELLER	South Beach Live, Inc.

By:______________________________
Title: ____________________________

PURCHASER	Gulf Onshore, Inc.

By: ______________________________
Title: ____________________________

CONVERTIBLE PROMISSORY NOTE

$250,000.00 (USD)                                                                                     Dallas, Texas
                                                                June 10, 2008

FOR VALUE RECEIVED, Gulf Onshore, Inc.., a Nevada corporation ("MAKER"), promises to pay, in lawful money of the United States of America, to the order of South Beach Live, Inc. a Florida corporation, ("HOLDER"), at 16928 Club Hill Dr. Dallas, TX 75248, or at such other place as Holder shall from time to time direct, the principal amount of Two Hundred and Fifty Thousand and 00/100 U.S. Dollars ($250,000.00) (the "PRINCIPAL"), together with accrued interest on the unpaid Principal (the "INTEREST"), as it exists from time to time, at the rate of ten percent (10%) per annum (the "INTEREST RATE"), calculated from the date hereof until paid in full in accordance with the following terms and conditions:

1.  MATURITY.  The entire unpaid Principal, together with accrued and unpaid Interest, if any, and all other charges due hereunder, if any, shall be due and payable, unless sooner paid, on the first (1st) anniversary of the date of this Note; provided, however, upon the written agreement of Maker and Holder, such due date may be extended by up to one (1) year (as applicable, the "MATURITY DATE").

2.  PAYMENTS.  All unpaid Principal and accrued and unpaid Interest shall be due and payable on the Maturity Date.

3.  MANNER OF PAYMENTS.  Principal and Interest, and all other charges due hereunder, if any, shall be payable in U.S. Dollars at the office of Holder set forth above, or at such other place as Holder from time to time may designate in writing, without deduction or setoff.

4.  ASSIGNMENT/ENDORSEMENT.  The Holder may, from time-to-time, assign or endorse some or all of this Note, and any related conversion rights, to a creditor, obligor or other purchaser, upon notice, but without approval of, the Maker.  The Maker shall have the right to prepay this Note to Holder prior to such assignment or endorsement, by tendering all amounts due to Holder within one (1) business day of receipt of such notice.  In the event Holder assigns or endorses only a portion of the Note, the assignee or endorsee shall have the right to demand that Maker draft and execute such additional number of Notes so as to reflect such transfer, canceling the original Note and replacing it with as many Notes in as may be required, in the form of this Note, each of which shall be binding on Maker.

5.  CONVERSION.
(a)  The Company will also authorize the issue of  One Million (1,000,000) shares of its common stock (hereinafter called "The Stock") and will authorize the issuance of and reserve for such purchase such a number of additional shares of common stock (hereinafter called the "Conversion Stock") as may from time to time be the maximum number required for issuance upon conversion of the Note pursuant to the conversion privileges hereinafter stated.

(b)  A.  The Holder of any of the Notes at any time up to and including the maturity date (or, as to any of the Notes to which notice of prepayment shall have been given, at any time up to the close of business on the third business day prior to the day fixed for prepayment) but not thereafter may convert the Notes in whole or in part into as many fully paid and nonassessable shares of Common Stock of the Company as the principal amount of the Note so converted in a multiple of Twenty Five Cents (.25) per share, and upon surrender of the certificate representing the Notes to the Company at its principal office in the City of Addison, Texas. If any of the Notes shall be converted in part, the Company shall, at its option and without charge to the Holder, either (i) execute and deliver to the Holder Notes for the balance of the principal amount so converted, or (ii) make notes hereon as to the principal of the amount converted.

                                                                                                         1

B.  Upon conversion of any of the Notes, all accrued and unpaid interest on the principal amount converted shall be paid to the Holder by the Company.

C.  The Company shall take all necessary steps to maintain the registration for the shares held subject to the conversion privilege as described in this section.

D.  In the case the Company shall issue or sell any share of its Common Stock (other than the Stock Shares issued upon conversion of any of the Notes) without consideration or for consideration per share less than the conversion price of Twenty Five Cents (.25)  per share, then forthwith upon such issuance or sale, the conversion price shall be adjusted to that price paid, or $.001 (par value) if no consideration is paid or given.

E.  In case the Company shall at any time divide its outstanding shares of Common Stock into a greater number of shares, the conversion price in effect immediately prior to such subdivision should be proportionately reduced, and, conversely, in the case of outstanding shares of Common Stock of the Company shall be combined into a smaller number of shares, the actual conversion price in effect immediately prior to such combination shall be proportionately increased.

F.  In case the Company shall declare a dividend or make a distribution of any Stock of the Company payable in Common Stock or in Convertible Securities, the aggregate maximum number of shares of Common Stock issuable in payment of such dividend or distribution, or upon conversion of or in exchange for such Convertible Securities issuable in payment of such dividend or distribution, shall be deemed to have been issued or sold without consideration.

G.  No fractional share of Common Stock shall be issued upon conversion of any of the Notes.  If any Holder of the Notes shall have converted all the Notes held by him other than a principal amount so small that less than a whole share of Common Stock would be issuable upon conversion thereof, the Company may elect to prepay such balance, with interest accrued thereon to the date fixed for prepayment, or leave the same outstanding until the maturity of the Note.

H.  In any reclassification or change of outstanding shares of Common Stock issuable upon conversion of the Notes (other than a change in stated value or from no par to par value) or in the case of any consolidation or merger of the Company with any other corporation, or in the case of the sale and conveyance to another to another corporation or person of the property of the Company in its entirety or substantially as an entirety, the Company shall, as a condition precedent to such transaction, case effective provisions to be made that each Holder of the Notes then outstanding shall have the right thereafter to convert the Notes into the kind and amount of shares of Stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a Holder of the number of shares of Common Stock in the Company into which such Notes might have been converted immediately prior to such reclassification, change, consolidation, merger, sale or conveyance.

5.  PREPAYMENT.  The Principal may be prepaid, in full or in part, at any time and from time to time, without premium or penalty; provided, however, all accrued and unpaid Interest must be  concurrently paid at the time of such prepayment of Principal.

6.  DEFAULT.  Maker shall be in default under this Promissory Note upon the occurrence of any of the following events (each, a "DEFAULT"):

2

(a)  Maker fails to make any payment of Principal or Interest when due, or fails to perform any of the terms, conditions or obligations hereunder, and such failure continues for a period of fifteen (15) calendar days after receipt by Maker from Holder of written notice thereof; provided, however, if Maker fails to make any payment of Principal or Interest when due more than five (5) times prior to the fourth (5th) anniversary of the date of this Promissory Note, or more than six (6) times prior to the fifth (6th) anniversary of the date of this Promissory Note if the Maturity Date is extended pursuant to the terms of Section 1 hereof, then such failure shall immediately thereafter be a Default and Holder shall have no obligation to provide written note of such failure and Maker shall have no right or ability to cure such failure;

(b)  Maker shall file or have filed against it, voluntarily or involuntarily, a petition for its winding up, or shall procure or suffer the appointment of a receiver for any portion of its properties or assets, or shall make an assignment for benefit of its creditors, provided same is not cured within thirty (30) calendar days of such event occurring; or

(c)  Maker ceases operations, is dissolved, or terminates its existence.

Upon a Default, the entire unpaid Principal, together with accrued and unpaid Interest, and all other charges due hereunder, if any, shall immediately become due and payable and Holder may proceed at once to exercise any or all remedies available to Holder under this Promissory Note or at law or equity. At such time as a judgment is obtained for any amounts owing under this Promissory Note, interest shall continue to accrue on the amount of the judgment at the Interest Rate.

7.  OTHER OBLIGATIONS.  Maker agrees to pay all costs of collection if suit be brought. Costs of collection include, without limitation, reasonable attorneys' fees if this Promissory Note is placed in the hands of attorneys for collection (whether or not suit is brought to collect the amount past due), together with all court costs, investigative costs and other expenses incurred in the prosecution of any suit.

8.  REMEDIES CUMULATIVE.  All remedies herein given to Holder are cumulative and not alternative, are in addition to all of the same which are available to Holder under all statutes at law or in equity, and may be exercised in any order or simultaneously, at Holder's sole election. Any forbearance or delay by Holder in exercising the same shall not be deemed to be a waiver thereof, and the exercise of any right or partial exercise thereof shall not preclude the further exercise thereof, and the same shall continue in full force and effect until specifically waived by an instrument in writing executed by Holder.

9.  SEVERABILITY.  If any provision of this Promissory Note is held to be invalid or unenforceable by a court of competent jurisdiction, the other provisions of this Promissory Note shall remain in full force and effect and shall be liberally construed in favor of Holder in order to effect the provisions of this Promissory Note.

10.  WAIVER OF ERRORS.  Maker hereby waives and releases all errors, defects and imperfections in any proceedings instituted by Holder under the terms of this Note, as well as all benefit that might accrue to Maker by virtue of any present or future laws providing for any stay of execution to be issued on any judgment recovered on this Promissory Note, and Maker agrees that any real or personal property that may be levied upon pursuant to a judgment obtained by virtue hereof, on any writ of execution issued thereon, may be sold upon any such writ, in whole or in part, in any order desired by Holder.

11.  WAIVER OF NOTICES.  Maker hereby waives diligence, presentment for payment, demand, notice of demand, notice of nonpayment or dishonor, protest and notice of protest of this Promissory Note, and all other notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Promissory Note, and agrees that Maker's liability hereunder shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Holder. Maker consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by Holder with respect to the payment or other provisions of this Promissory Note, with or without substitution.

12.  NO WAIVER.  Holder shall not be deemed, by any act of omission or commission, to have waived any of its rights or remedies hereunder unless such waiver is in writing and signed by Holder, and then only to the extent specifically set forth in the writing. A waiver in one event shall not be construed as continuing or as a bar to or waiver of any right or remedy to any subsequent Default, or, in the event of continuance, of any existing Default.

3

13.  APPLICABLE LAW.  This Note shall be governed by and construed in accordance with the laws of the Province of Alberta, without regard to the choice of law rules of that Province.

14.  AMENDMENT.  This Note shall in no event be amended or modified, except by an instrument in writing executed by the party to be bound thereby.

15.  NUMBER AND GENDER.  Whenever used, the singular number shall include the plural, the plural the singular, the use of any gender shall be applicable to all genders, and the words "Holder" and "Maker" shall be deemed to include the respective successors and assigns of Holder and Maker.

16.  CAPTIONS.  The captions set forth in this Note are for convenience only and do not comprise a part of this Note.

IN WITNESS WHEREOF, this Note has been executed as of the date first hereinabove written.

                                                                           "MAKER"

Gulf Onshore, Inc.

                            By:  __________________________________

                                  Name: ________________________________
                                  Its:               President

“HOLDER”

South Beach Live, Inc.

                                          By:  __________________________________

                                 Name: ________________________________
                                  Its:

4